As filed with the Securities and Exchange Commission on May 13, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-3191743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(Address of Principal Executive Offices)

Regency Centers Corporation Omnibus Incentive Plan

(Full title of the plan)

Barbara C. Johnston, Esq.

Senior Vice President, General Counsel

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(904) 598-7000

(Name, address and telephone number of agent for service)

Copy to:

Michael B. Kirwan, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	4,000,000	$65.37	$261,480,000	$31,692

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of Common Stock that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)

Determined on the basis of the average of the high and low sale price of Common Stock as reported on The Nasdaq Stock Market on May 7, 2019 of $65.37, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act.

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 4,000,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Regency Centers Corporation (the “Company”) in connection with the Company’s Omnibus Incentive Plan (f/k/a the 2011 Omnibus Incentive Plan).

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-174662), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description

4.1	Regency Centers Corporation Omnibus Incentive Plan (incorporated by reference to Appendix B to our definitive proxy statement filed on March 21, 2019)

4.2	Restated Article of Incorporation of Regency Centers Corporation (incorporated by reference to Exhibit 3.a to the Company’s Form 10-Q filed on August 8, 2017)

4.3	Amended and Restated Bylaws of Regency Centers Corporation (incorporated by reference to Exhibit 3.b to the Company’s Form 10-Q filed on August 8, 2017)

5.1	Legal Opinion of Foley & Lardner LLP

23.1	Consent of KPMG LLP

23.2	Consent of Foley & Lardner LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 7th day of May, 2019.

REGENCY CENTERS CORPORATION

By:	/s/ Martin E. Stein, Jr.
Martin E. Stein, Jr.
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 7, 2019 in the capacities indicated.

Signature	Title

/s/ Martin E. Stein, Jr. Martin E. Stein, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Lisa Palmer Lisa Palmer	President, Chief Financial Officer, and Director (Principal Financial Officer)

/s/ J. Christian Leavitt J. Christian Leavitt	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Joseph F. Azrack Joseph F. Azrack	Director

/s/ Bryce Blair Bryce Blair	Director

/s/ C. Ronald Blankenship C. Ronald Blankenship	Director

/s/ Deirdre J. Evens Deirdre J. Evens	Director

/s/ Thomas W. Furphy Thomas W. Furphy	Director

/s/ Karin M. Klein Karin M. Klein	Director

/s/ Peter D. Linneman Peter D. Linneman	Director

/s/ David P. O’Connor David P. O’Connor	Director

/s/ John C. Schweitzer John C. Schweitzer	Director

/s/ Thomas G. Wattles Thomas G. Wattles	Director